UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2025

ADAGIO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42199	99-1151466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26051 Merit Circle, Suite 102 Laguna Hills, CA	92653
(Address of principal executive offices)	(Zip Code)

(949) 348-1188

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2025, Adagio Medical Holdings, Inc. (the “Company”) appointed Daniel George as the Company’s Interim Chief Financial Officer and designated Mr. George as its principal financial officer and principal accounting officer. In connection with his appointment as the Company’s Interim Chief Financial Officer, on April 17, 2025, the Company entered into an offer letter (the “Offer Letter”) with Mr. George, which provides for compensation at a rate of $400 per hour. Pursuant to the Offer Letter, Mr. George will serve as the Company’s Interim Chief Financial Officer and be employed on an “at will” basis.

The foregoing description of the Offer Letter is only a summary, does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025.

Daniel George, age 55, has managed his professional services practice since December 2022, specializing in providing executive financial services to healthcare companies. Mr. George has also served as part time Chief Financial Officer of Anebulo Pharmaceuticals, Inc. since September 2023. Mr. George served as the Chief Financial Officer and Treasurer of Lucira Health, Inc. a publicly traded medical diagnostics company (“Lucira”), on a full-time basis from August 2020 to November 2022. From April 2019 until August 2020, Mr. George served as Lucira’s Chief Financial Officer and Treasurer through his consulting practice, which he established in May 2016 to provide executive financial services to healthcare companies. Mr. George served as Vice President, Finance for Avinger Inc., a publicly traded medical device company from August 2014 to May 2016. From June 2012 to August 2014, Mr. George served as a consultant and Vice President of Finance for ApniCure, Inc.. From March 2009 to June 2012, Mr. George worked for Avantis Medical Systems, Inc. (“Avantis”) where he was both a consultant and Chief Financial Officer. Prior to joining Avantis, Mr. George served as the Sr. Director of Finance at FoxHollow Technologies Inc. Mr. George holds B.S. degrees in both Accounting and Finance from California State University, Long Beach.

No family relationships exist between Mr. George and any of the Company’s directors or executive officers. Other than the Offer Letter, there are no arrangements between Mr. George and any other person pursuant to which Mr. George was selected as the Company’s principal financial officer, nor are there any transactions to which the Company is or was a participant and in which Mr. George has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2025

Adagio Medical Holdings, Inc.

By:	/s/ Todd Usen
Name:	Todd Usen
Title:	Chief Executive Officer

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